WARRANT

     THIS WARRANT AND THE SHARES OF COMMON STOCK (AS DEFINED BELOW) ISSUABLE UPON EXERCISE OF THIS WARRANT ARE SUBJECT TO THE TERMS AND CONDITIONS OF A WARRANT PURCHASE AGREEMENT, DATED AS OF THE DATE HEREOF BETWEEN IMAGEMAX, INC. (THE "COMPANY") AND COMMERCE BANK, NA, AS AGENT FOR THE LENDERS (THE "AGENT") WHICH ARE, OR MAY BECOME, PARTY TO THAT CERTAIN CREDIT AGREEMENT OF EVEN DATE HEREWITH BY AND BETWEEN THE COMPANY, ALL OF ITS DIRECT AND INDIRECT SUBSIDIARIES (COLLECTIVELY, THE "BORROWERS"), THE AGENT AND SUCH LENDERS. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS WARRANT TO THE COMPANY.

     NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK (AS DEFINED BELOW) ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND NEITHER MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

No.: 2000-4                                                Warrant to Subscribe
Date of Issuance: June 9, 2000                             for 100,000 Shares of
                                                           Common Stock

                           STOCK SUBSCRIPTION WARRANT

                   To Subscribe for and Purchase Common Stock

                                 IMAGEMAX, INC.

     IMAGEMAX, INC., a Pennsylvania corporation (the "Company"), for value received, hereby certifies and agrees that the Agent, or its registered assigns (the Agent, any successor or successors to the Agent, or any assignee of the Agent or its respective successors, the "Holder"), is entitled to subscribe for, at any time and from time to time during the Exercise Period (as defined in Section 2 below) One Hundred Thousand (100,000) duly authorized, validly issued, fully paid and nonassessable shares of the Company's common stock, no par value ("Common Stock"), subject to adjustment as set forth in Section 5 hereof (the "Warrant Shares"), at the Exercise Price (as defined, and subject to adjustment as set forth in Section 5 below), as provided herein. This Warrant was originally issued in connection with that certain Credit Agreement of even date herewith by and among the Borrowers, the Agent and the Lenders which are, or which may become, a party thereto (the "Credit Agreement"), and that certain Warrant Purchase Agreement (the "Warrant Purchase Agreement") also of even date herewith entered in connection therewith.

     This Warrant is subject to the following provisions, terms and conditions.

     1. Exercise of Warrant.

          (a) Optional Exercise; Issuance of Certificates; Payment for Shares; Additional Warrants. The rights represented by this Warrant may be exercised by the Holder hereof, in whole or in part (but not as to a fractional share of Common Stock), by the surrender of this Warrant (properly endorsed if required) (or, in the event that such Warrant has been lost, stolen or destroyed, the Holder shall execute an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it resulting from the fact that such Warrant has been lost, stolen or destroyed), together with a completed Exercise Agreement in the form attached hereto as Exhibit A (the "Exercise Agreement") at the office of the Company at 455 Pennsylvania Avenue, Ft. Washington, PA 19034 (or such other office or agency of the Company as it may designate by notice in writing to the Holder hereof at the address of such Holder appearing on the books of the Company at any time within the Exercise Period) and upon (i) payment to the Company of the purchase price for such shares in cash, check or wire transfer of immediately available funds or (ii) by delivery to the Company of a completed Exercise Agreement indicating the Holder's intention to effect a Cashless Exercise (as defined in, and in accordance with the provisions of, Section 1(c) below), for the number of Warrant Shares indicated in the Exercise Agreement. The Company agrees that the Warrant Shares so purchased shall be and are deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. Certificates for the shares of stock so purchased shall be delivered to the Holder hereof at the address specified by the Holder within a reasonable time, not exceeding ten (10) days, after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the number of shares, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the Holder hereof within such time.

               (i) Exercise Price; Adjustments to Exercise Price. The exercise price of the Warrant Shares pursuant to this Warrant shall be $3.50 per share, subject to adjustments as set forth in Section 1(b)(ii) and Section 5 below (the "Exercise Price").

               (ii) Notwithstanding the foregoing, the Exercise Price shall be subject to adjustment as follows:

                    (A) if on February 16, 2004 the average Market Price (as defined below) of the Company's Common Stock has been at or below $4.00 (subject to adjustment under circumstances set forth in Sections 5(b) - (d) hereof) per share for a period of twenty (20) consecutive trading days, then the Exercise Price shall be reduced to the lesser of (i) $2.20 (subject to adjustment under the circumstances set forth in Sections 5(b) - (d) hereof) per share or (ii) eighty percent (80%) of the average Market Price for such twenty (20) trading day period; and

                    (B) if on February 16, 2004 the Company's Common Stock has no Market Price (as defined below), then the Exercise Price shall be reduced to the lesser of (i) $2.20 per share or (ii) eighty percent (80%) of the Appraised Value (as defined below) on February 16, 2004 (the "Appraised Value Measurement Date"); provided, however that:

                    (C) if, at any time during the period after February 16, 2004 the Company receives a bona fide offer, which the Company intends to accept, to engage in an Exit Event (as defined in the TDH Loan Documents (as such term is defined in the Warrant Purchase Agreement) as in effect on the date hereof without giving effect to any changes thereto entered into after the date hereof) which reflects a value per share of Common Stock of the Company of $4.80 or more (subject to adjustment under the circumstances set forth in Sections 5(b) - (d) hereof), upon its receipt of written notice from the Company with respect thereto, the Holder may not exercise any portion of this Warrant except concurrently with and as part of such Exit Event and, if the Exit Event closes prior to that date which is 180 days after February 16, 2004, the reductions in the exercise price provided for in Section 1(b)(ii)(A) and (B) shall be reversed and the Exercise Price shall again be $3.50 per share (subject to adjustment under the circumstances set forth in Sections 5(b) - (d) hereof). If no Exit Event closes prior to that date which is 180 days after February 16, 2004, this
Section 1(b)(ii)(C) shall be of no further force or effect.

     "Market Price" shall mean, per share of Common Stock, as of the date of determination, the closing price per share of Common Stock on such date published in The Wall Street Journal or, if no such closing price on such date is published in The Wall Street Journal, then the average of the reported closing bid and asked prices on such date, as officially reported on the principal national securities exchange (including for this purpose, without limitation, The Nasdaq Stock Market, Inc.) on which the Common Stock is then listed or admitted to trading. If the Common Stock is not then listed or admitted to trading on any such national securities exchange, then the Common Stock shall be deemed to have no "Market Price".

     "Appraised Value" shall mean the value of a share of the Company's Common Stock on the Appraised Value Measurement Date as determined, at the Company's expense, by an investment banker satisfactory to the Company and the Holder.

          (b) Cashless Exercise. Notwithstanding anything to the contrary contained in this Warrant, this Warrant may be exercised by presentation and surrender of this Warrant to the Company at its principal executive offices with a completed Exercise Agreement, indicating the Holder's intention to effect a cashless exercise, including a calculation (to the extent then calculable) of the number of shares of Common Stock to be issued upon such exercise in accordance with the terms hereof (a "Cashless Exercise", and the date of such presentation and surrender being herein referred to as the "Cashless Exercise Date"). In the event of a Cashless Exercise, in lieu of paying the Exercise Price in cash, check or immediately available funds, the Holder shall surrender this Warrant for that number of shares of Common Stock determined by multiplying the number of Warrant Shares by a fraction, the numerator of which shall be the difference, if any, of the average Market Price for the twenty (20) trading day period preceding the date of the Exercise Agreement (or, if there is no such Market Price, the Appraised Value on the date of the Exercise Agreement), less the Exercise Price in effect as of such date, and the denominator of which shall be such average Market Price for such twenty (20) trading day period (or, if there is no such Market Price, the Appraised Value on the date of the Exercise Agreement).

     2. Exercise Period; Governmental Approvals.

          (a) This Warrant shall be exercisable at any time and from time to time during the period commencing upon the first anniversary of the date of issuance set forth on the first page of this Warrant (the "Date of Issuance") and continuing until the fifth anniversary of the Date of Issuance; provided, however, that notwithstanding the foregoing, in the event of a Change of Control (as such term is defined in the Warrants of the Company issued as part of the TDH Loan Documents) occurs prior to the first anniversary of the Date of Issuance, this Warrant shall become immediately exercisable upon the occurrence of the Change of Control of the Company (the "Exercise Period").

          (b) The Company covenants that if any registrations, filings or approvals are required pursuant to United States or state law or applicable governing rules ("Government Approvals") before any Warrant Shares may be issued upon exercise, the Company will in good faith and as expeditiously as possible endeavor to cause such Government Approvals to be obtained; provided, however, that in no event shall such Warrant Shares be issued, and the Company is hereby authorized to suspend the exercise of all Warrants, for the period during which such Government Approvals are required but not in effect. If the Exercise Period of the Warrants expires during any time that the exercise of the Warrants has been suspended, the right to exercise the Warrants shall not expire until thirty
(30) days after the Company has notified the Holder thereof (by first class mail, postage prepaid) that the required Government Approvals are in effect, and that the aforementioned suspension is no longer in effect.

     3. No Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon exercise of this Warrant. If any fractional share of Common Stock would be issuable upon the exercise of this Warrant, then the Company shall make an adjustment therefor in cash at the Exercise Price.

     4. [Intentionally Deleted]

     5. Adjustments. The Exercise Price and the number of shares purchasable hereunder are subject to adjustment from time to time as follows:

          (a) Anti-Dilution.

               (i) Subject to Section 5(a)(v) below, in the event the Company shall hereafter issue additional shares of Common Stock, options or other securities convertible into or exchangeable for Common Stock at a price or conversion or exercise price (as the case may be) which is less than the Exercise Price (the "Additional Shares"), the Exercise Price shall be automatically lowered to a price equal to the price or conversion price or exercise price (as the case may be) for such Additional Shares.

               (ii) If the Company at any time and in any manner issues or sells any stock, warrants, rights or options pursuant to which the recipient may subscribe for or purchase Common Stock ("Options") the "price or conversion or exercise price (as the case may be)" in accordance with Section 5(a)(i) shall be determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or granting of all such Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Options, plus, in the case of Convertible Securities issuable upon the exercise of such Options, the minimum aggregate amount of additional consideration payable upon the exercise, conversion or exchange thereof at the time such Convertible Securities first become exercisable, convertible or exchangeable, by
(ii) the maximum total number of shares of Common Stock issuable upon the exercise of all such Options (assuming full conversion of Convertible Securities, if applicable). No further adjustment to the Exercise Price will be made upon the actual issuance of such Common Stock upon the exercise of such Options or upon the exercise, conversion or exchange of Convertible Securities issuable upon exercise of such Options.

              (iii) (A) If the Company at any time and in any manner issues or sells any securities which are exercisable for, convertible into or exchangeable for, Common Stock ("Convertible Securities"), whether or not immediately convertible (other than where such Convertible Securities are issuable upon the exercise of Options), the "price or conversion or exercise price (as the case may be)" in accordance with Section 5(a)(i) shall be determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange thereof at the time such Convertible Securities first become exercisable, convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities. No further adjustment to the Exercise Price will be made upon the actual issuance of such Common Stock upon exercise, conversion or exchange of such Convertible Securities.

                    (B) If the Company in any manner issues or sells any Convertible Securities with a variable conversion or exercise price or exchange ratio, then the price per share for which Common Stock is issuable upon such exercise, conversion or exchange for purposes of the calculation contemplated by
Section 5(a)(iii)(A) shall be deemed to be the lowest price per share which would be applicable (assuming all holding period and other conditions to any discounts contained in such Convertible Security have been satisfied).

               (iv) If the total number of shares of Common Stock issuable upon exercise of Options or upon exercise, conversion or exchange of Convertible Securities, in each case for which an adjustment was made pursuant to Section 5(a), is not, in fact issued and the rights to exercise such Options or to exercise, convert or exchange such Convertible Securities shall have expired or terminated, the Exercise Price then in effect shall be readjusted to the Exercise Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination (other than in respect of the actual number of shares of Common Stock issued upon exercise, conversion or exchange thereof), never been issued.

               (v) No adjustment to the Exercise Price will be made under this
Section 5(a) upon (i) the exercise of any of the Options granted pursuant to the Company's Stock Option Plan for 1,090,000 shares of Common Stock outstanding prior to the date this Warrant was originally issued; (ii) the issuance, grant or exercise of any stock or

Options, which are contemporaneously herewith being, or may hereafter be issued, granted or exercised under the plan in existence on the date this Warrant was originally issued relating to employees, directors or independent contractors of the Company; provided that the maximum number of shares of Common Stock so issued or issuable upon the exercise of such Options shall not exceed one million one hundred thirty-five thousand (1,135,000) shares; or (iii) the exercise of this Warrant.

               (vi) Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 5(a), the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

          (b) Stock Dividend, Split or Subdivision of Shares. If the number of shares of Common Stock outstanding at anytime after the date hereof is increased or deemed increased by a stock dividend payable in shares of Common Stock or other securities convertible into or exchangeable for shares of Common Stock ("Equivalents") or by a subdivision or split-up of shares of Common Stock or Equivalents (other than a change in par value, from par value to no par value or from no par value to par value), then, following the effective date fixed for the determination of holders of Common Stock or Equivalents entitled to receive such stock dividend, subdivision or split-up, the Exercise Price shall be appropriately decreased and the number of Warrant Shares shall be increased in proportion to such increase in outstanding shares (on a fully diluted basis if the dividend is payable in Equivalents).

          (c) Combination of Shares. If, at any time after the date hereof, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock (other than a change in par value, from par value to no par value or from no par value to par value), then, following the effective date for such combination, the Exercise Price shall be appropriately increased and the number of Warrant Shares shall be decreased in proportion to such decrease in outstanding shares.

          (d) Reorganizations, Consolidations, etc. In the event, at any time after the date hereof, of any capital reorganization, or any reclassification of the capital stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Company with or into another person (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any change in the powers, designations, preferences and rights, or the qualifications, limitations or restrictions, if any, of the capital stock of the Company as amended from time to time) or of the sale or other disposition of all or substantially all the properties and assets of the Company in its entirety to any other person (any such transaction, an "Extraordinary Transaction"), then this Warrant shall be exercisable for the kind and number of shares of stock or other securities or property of the Company, or of the corporation resulting from or surviving such Extraordinary Transaction, that a Holder of the number of shares of Common Stock deliverable (immediately prior to the effectiveness of the Extraordinary Transaction) upon exercise of this Warrant would have been entitled to receive upon such Extraordinary

Transaction. The provisions of this Section 5(d) shall similarly apply to successive Extraordinary Transactions.

          (e) Calculations. All calculations under this Section 5 shall be made to the nearest cent ($.01) or to the nearest share, as the case may be.

          (f) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 5, the Company at its own expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each the Holder hereof a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request, at any time, of any such Holder, furnish or cause to be furnished to such Holder a like certificate setting forth: (i) such adjustments and readjustments; (ii) the Exercise Price at the time in effect; and (iii) the number of shares and the amount, if any, of other property that at the time would be received upon the exercise of the Warrant.

     6. Shares to be Fully Paid; Reservation of Shares. The Company covenants and agrees that all of the Warrant Shares, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

     7. Notices. In case at any time:

          (a) the Company shall declare any cash dividend upon its Common Stock;

          (b) the Company shall declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution (other than regular cash dividends) to the holders of Common Stock;

          (c) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

          (d) there shall be any capital reorganization, or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or

          (e) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

     then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, addressed to the Holder of this Warrant at the address of such Holder as shown on the books of the Company, (i) at least 10 days prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 10 days prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

     8. Restriction on Transfer.

          (a) This Warrant and the rights granted to the Holder are transferable, in whole or in part, upon surrender of this Warrant, together with a properly executed assignment in the form attached hereto as Exhibit B, at the office or agency of the Company referred to in Section 1 above, provided, however, that any transfer or assignment shall be subject to the conditions set forth in the Warrant Purchase Agreement. Until due presentment for registration of transfer on the books of the Company, the Company may treat the registered holder hereof as the owner and holder hereof for all purposes, and the Company shall not be affected by any notice to the contrary.

          (b) Exercise or Transfer Without Registration. If, at the time of the surrender of this Warrant in connection with any exercise, transfer, or exchange of this Warrant, this Warrant (or, in the case of any exercise, the Warrant Shares issuable hereunder) shall not be registered under the Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such exercise, transfer, or exchange, that the holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel, in form, substance and scope customary to opinions typically delivered in transactions of this nature, to the effect that such exercise, transfer, or exchange may be made without registration under the Act and under applicable state securities or blue sky laws.

     9. No Rights or Liabilities as a Shareholder. This Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company. No provision of this Warrant, in the absence of affirmative action by the Holder to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

     10. Issue Tax. The issuance of certificates for Warrant Shares shall be made without charge to the holders of the Warrant for any issuance tax in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Holder of the Warrant exercised.

     11. Closing of Books. The Company will at no time close its transfer books against the transfer of any Warrant or of any Warrant Shares in any manner which interferes with the timely exercise of this Warrant.

     12. Descriptive Headings and Governing Law. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant is being delivered and is intended to be performed in the Commonwealth of Pennsylvania and shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of such Commonwealth.

     13. Waiver of Trial by Jury. THE COMPANY AND HOLDER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIMS OR COUNTERCLAIMS, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATING TO THIS WARRANT.

     IN WITNESS WHEREOF, intending to be legally bound hereby, IMAGEMAX, INC. has caused this Warrant to be signed by its duly authorized officers and dated the day and year first above written.

                                         IMAGEMAX, INC.


                                         By:
                                            ----------------------------------
                                            Mark P. Glassman, Chief Financial
                                            Officer

                                                             EXHIBIT A
                                                             TO WARRANT

                               EXERCISE AGREEMENT
                  (To be executed for exercise of the Warrant)

To: Imagemax, Inc.

     The undersigned hereby irrevocably elects to exercise the right of purchase represented by the attached Warrant for, and to purchase thereunder, ______ shares of Common Stock, as provided for therein, and either / / (a) tenders herewith payment of the full Exercise Price in the amount of $____________, paid in the form of:

                     / /  cash
                     / /  certified or bank officer's check
                     / /  wire transfer

          or / / (b) elects to effect a Cashless Exercise for such number of shares calculated as follows:


Number of Warrant Shares _____ x    20 trading day average Market Price - Exercise Price:___
                                    --------------------------------------------------------
                                    20 trading day average Market Price: ___

     Note: Specify cash or cashless exercise and form of payment by checking appropriate boxes

     [Please issue a certificate or certificates for such shares of Common Stock in the following name(s) denominations (if no contrary instructions are stated, a single certificate will be issued in the name of Holder):

     (Name)_________________________    (Name)____________________________

     (Address)______________________    (Address)_________________________

     -------------------------------    ----------------------------------

     Tax ID No. ____________________    Tax ID No. _______________________

     Denominations: ________________    Denominations:___________________]

     If said number of shares shall not be all the shares issuable upon exercise of the attached Warrant, a new Warrant is to be issued in the name of Holder for the balance remaining of such shares.

Dated:_________________
                                     -------------------------------------------
                                     Note: The above signature should correspond exactly with the name on the face of the attached Warrant or with the name of the assignee thereof.